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                                                                  EXHIBIT (g)(3)

                                   SCHEDULE II
                                       To
                                Custody Agreement

                             METROPOLITAN WEST FUNDS

                    Metropolitan West Total Return Bond Fund

                    Metropolitan West Low Duration Bond Fund

                      Metropolitan West Alpha Trak 500 Fund

            Metropolitan West High Yield Bond Fund (added June, 2002)

           Metropolitan West Intermediate Bond Fund (added June, 2002)